Exhibit 15


Coopers                                      Coopers & Lybrand L.L.P.
& Lybrand
                                             a professional services firm



Ford Motor Company
The American Road
Dearborn, Michigan


Re:     Ford Motor Company Registration Statements Nos. 33-58255,
        33-54737, 33-54283, 33-50238, 33-36043, 33-19036 and 2-95018
        on Form S-8


We are aware that our report dated April 19, 1995 accompanying the unaudited interim financial information of Ford Motor Company and Subsidiaries for the periods ended March 31, 1995 and 1994, and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in the above Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


/s/Coopers & Lybrand L.L.P

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
July 18, 1995